Exhibit 4.13

Execution Version

TENTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF APRIL 6, 2021

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

TENTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Tenth Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Tenth Amendment”) dated as of April 6, 2021, is among Diversified Gas & Oil Corporation, a Delaware corporation (the ‘‘Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent’’).

RECITALS

A.          The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020 and that certain Ninth Amendment dated as of November 19, 2020 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Tenth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.   Definitions. Unless otherwise defined in this Tenth Amendment, each capitalized term used in this Tenth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Tenth Amendment refer to sections of the Credit Agreement.

Section 2.  Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 4 of this Tenth Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1         Amendment to Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Impacted Loan” has the meaning assigned to it in Section 11.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.12(d).

“Payment Notice” has the meaning assigned to it in Section 11.12(b).

“Payment Recipient” has the meaning assigned to it in Section 11.12(a).

“Swing Line Commitment” means, at any time, forty million dollars ($40,000,000). The Swing Line Commitment is part of and not in addition to the Aggregate Maximum Credit Amounts.

2.2          Amendment to Section 9.02(c). Section 9.02(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c) purchase money Indebtedness or Capital Lease Obligations not to exceed $25,000,000 in the aggregate at any one time outstanding;”

2.3          Amendment to Article XI. Article XI is hereby amended by adding the following Section 11.12:

“Section 11.12         Erroneous Payments.

(a)        If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding Section 11.12(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 11.12(a) shall be conclusive, absent manifest error.

(b)        Without limiting immediately preceding Section 11.12(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (ii) that was not preceded or accompanied by a Payment Notice, or (iii) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A)	an error may have been made (in the case of immediately preceding Sections 11.12(a)(i) or (ii)) or an error has been made (in the case of immediately preceding Section 11.12(a)(iii)) with respect to such payment, prepayment or repayment; and

(B)	such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).

(c)        Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding Section 11.12(a) or under the indemnification provisions of this Agreement.

(d)        In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding Section 11.12(a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loan, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e)        The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)        To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)       Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

Section 3.    Borrowing Base. From and after the Tenth Amendment Effective Date until the next Scheduled Redetermination, the Borrowing Base shall be $425.0 million. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement. Such Borrowing Base constitutes the Scheduled Redetermination for May 1, 2021.

Section 4.    Effectiveness. This Tenth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied (the “Tenth Amendment Effective Date”):

4.1          The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Tenth Amendment from the Borrower, each Guarantor, and Lenders constituting the Required Lenders.

4.2          At the time of and immediately after giving effect to this Tenth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3          There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed in writing to the Administrative Agent prior to the Tenth Amendment Effective Date.

4.4          The Borrower shall have paid all amounts due and payable on or prior to the Tenth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Tenth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 5.    Governing Law. THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.   Miscellaneous. (a) On and after the Tenth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Tenth Amendment; (b) the execution, delivery and effectiveness of this Tenth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Tenth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Tenth Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Tenth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Tenth Amendment.

Section 7.    Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Tenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Tenth Amendment Effective Date, after giving effect to the terms of this Tenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 8.    Loan Document. This Tenth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 9.   No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS TENTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Executive Vice President and Chief Financial Officer

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Bookrunner and Administrative Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

TRUIST BANK, formerly known as Branch Banking and Trust Company, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

ROYAL BANK OF CANADA, as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Co-Document Agent, and a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Vice President

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

DNB CAPITAL LLC as a Lender

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Vice President

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

MIZUHO BANK, LIMITED, as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

ING CAPITAL LLC, as a Co-Documentation Agent and a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Lauren Gutterman
Name:	Lauren Gutterman
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-Document Agent and a Lender

By:	/s/ Matthew Turner
Name:	Matthew Turner
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

IBERIABANK, a division of First Horizon Bank, as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Market President-Energy Lending

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Brady Bingham
Name:	Brady Bingham
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Tim Kok
Name:	Tim Kok
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Tenth Amendment